FUND PARTICIPATION AGREEMENT

	                               Among

	                  SYMETRA LIFE INSURANCE COMPANY

                        Sentinel Variable Products Trust

                            Sentinel Asset Management

	                               and

	                Sentinel Financial Services, Inc.



	THIS AGREEMENT, made and entered into as of this ____ day of March, 2012 by and among SYMETRA LIFE INSURANCE COMPANY (hereinafter "SYMETRA LIFE" and "Insurance Party,"), a Washington life insurance company, on its own behalf and on behalf of its separate accounts listed on Schedule B attached hereto (the "SYMETRA LIFE Accounts"); Sentinel Variable Products Trust, a business trust organized under the laws of Delaware (hereinafter the "Fund"); Sentinel Asset Management, Inc (hereinafter the "Adviser"), a corporation organized under the laws of Vermont; and Sentinel Financial Services, Inc (hereinafter the "Distributor" or "SFSC") a general partnership organized under the laws of Vermont.

	WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

	WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and
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	WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (the "FINRA"); and

	WHEREAS, the Insurance Party has certain registered and unregistered contracts supported wholly or partially by the SYMETRA LIFE Accounts (the "Contracts") to be made available to owners thereof, including any participants or employees of such owners as applicable ("Contract owners"); and

	WHEREAS, to the extent required by applicable law, the Insurance Party has registered each of the SYMETRA LIFE Accounts as a unit investment trust under the 1940 Act and has registered the securities deemed to be issued by the SYMETRA LIFE Accounts under the 1933 Act;

	WHEREAS, each of the SYMETRA LIFE Accounts is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of SYMETRA LIFE, under the insurance laws of the State of Washington, to set aside and invest assets attributable to the SYMETRA LIFE Contracts; and

	WHEREAS, to the extent permitted by applicable laws and regulations, SYMETRA LIFE intends to purchase shares in the Fund portfolios listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the "Designated Portfolio(s)"), on behalf of their respective SYMETRA LIFE Accounts to fund the applicable Contracts, and the Fund is authorized to sell such shares to registered and unregistered unit investment trusts such as the SYMETRA LIFE Accounts at net asset value; and

	WHEREAS, to the extent permitted by applicable insurance laws and regulations, the SYMETRA LIFE Accounts also intend to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the "Unaffiliated Funds") on behalf of the SYMETRA LIFE Accounts to fund the Contracts; and
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	WHEREAS, the Fund has obtained an order from the Securities and
Exchange Commission, dated August 29, 2007(File No. IC-27959), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Products separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the "Shared Funding Exemptive Order"); and

	WHEREAS, SYMETRA LIFE intends to utilize designated agents for NSCC purposes to transmit instructions for the purchase, redemption and transfer of Fund shares on behalf of the SYMETRA LIFE Accounts, and alone, or with the assistance of a recordkeeping agent, to perform certain recordkeeping functions associated with the transfer of Fund shares into and out of the SYMETRA LIFE Accounts in order to recognize certain organizational economies; and

	NOW, THEREFORE, in consideration of their mutual promises, the Insurance Party, the Fund, the Distributor and the Adviser agree as follows:


ARTICLE I.		Sale of Fund Shares

	1.1.	 All purchases, redemptions and exchanges of Designated
Portfolio shares for the SYMETRA LIFE Accounts, in addition to the pricing and correction thereof, of Designated Portfolio shares, shall be governed by and subject to the terms of the Trading and NSCC Networking Agreements, by and between State Street Bank (Insurance Party's designated agent) and SFSC, dated ___________, and SYMETRA LIFE and SFSC, dated March ___, 2012.

	1.2.	Notwithstanding Section 1.1 hereof, if an adjustment is
necessary to correct an error made by the Fund or the Distributor which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract owners will be adjusted and the amount of any underpayments shall be credited by the Adviser to SYMETRA LIFE for crediting of such amounts to the applicable Contract owners accounts. Upon notification by the Adviser of any overpayment due to an error, SYMETRA LIFE shall promptly remit to Adviser any overpayment that has not been paid to Contract owners; however, Adviser acknowledges that SYMETRA LIFE does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In such a case, however, SYMETRA LIFE agree to cooperate with any reasonable efforts to recover such excess value to Contract owners which the Distributor wishes to undertake, including without limitation, sharing the identity and contact information of such contract owners. In no event shall SYMETRA LIFE be liable to Contract owners for any such adjustments or underpayment amounts.

	1.3 The Fund may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of the shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Fund, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Designated Portfolios.

	1.4 The Insurance Party shall be fully responsible as to the Fund and the Distributor for the underwriting, issuance, service, administration, sale and marketing of the Contracts. The Insurance Party shall provide Contracts, the Contracts' and the Fund's Prospectuses, the Contracts' and the Fund's Statements of Additional Information, and all amendments or supplements to any of the foregoing to Contract owners and prospective Contract owners, all in accordance with federal and state laws. The Insurance Party shall take reasonable steps to ensure that (1) all persons offering or selling the Contracts are duly licensed and registered under applicable insurance and securities laws; (2) all individuals offering or selling the Contracts are duly appointed agents of the Insurance Party and are registered representatives of a FINRA member broker-dealer; (3) the prospectus describes distribution and compensation arrangements for the sale of the Contracts adequately; and (4) that all complaints from Contract owners are promptly addressed and that such complaints are settled consistent with high ethical standards and principles of ethical conduct.

	1.5 The Insurance Party has reasonable policies and procedures to comply with all federal and state applicable laws and regulations addressing anti-money laundering, including those adopted by the Federal Financial Crimes Enforcement Network (FinCEN) and if required by such laws or regulations, to share with the Fund information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA Patriot Act. The Fund and the Distributor shall comply with all federal and state applicable laws and regulations addressing anti-money laundering and if required by such laws or regulations, to share with the Insurance Party information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA Patriot Act.

ARTICLE II.  	Representations and Warranties

	2.1.	 SYMETRA LIFE represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the each of the SYMETRA LIFE Accounts prior to any issuance or sale of units thereof as a segregated asset account under Washington Law.

	2.2	Insurance Party represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each SYMETRA LIFE Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act and cause each SYMETRA LIFE Account to remain so registered to serve as a segregated asset account for the Contracts, unless an exemption from registration is available.

	2.3	Insurance Party represents and warrants that the Contracts
will be registered under the Securities Act of 1933 (the "33 Act") unless an exemption from registration is available prior to any issuance or sale of the Contracts and that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Contracts shall comply in all material respects with state insurance law suitability requirements. The Insurance Party shall be responsible for filing as required Contract forms, applications, marketing materials, and other documents related to the Contracts and/or SYMETRA LIFE Accounts with state insurance commissions.

	2.4	Insurance Party represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

	2.5	Insurance Party represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of the Fund as required to be delivered under applicable federal or state law and interpretations of federal and state securities regulators thereunder in connection with the offer, sale or acquisition of the Contracts.

	2.6	Insurance Party agrees that it is a financial institution as defined by the Securities and Exchange Commission (the "SEC") in Rule 22c-2, promulgated under the Investment Advisers Act of 1940, and that it will comply with Rule 22c-2 in its final form as it is published by the SEC.

	2.7(a)	Insurance Party agrees to provide the Funds and/or the Funds'
designee, upon written request, certain information with respect to Plan participant-initiated purchases and redemptions through a Contract owner's account maintained by Insurance Party . Such information shall include:


	- 	The Contract owner's social security number or taxpayer
		identification number ("TIN"), if known, or other government issued identifier.

	-	Insurance Party's alpha or numeric company identifier (e.g.,
		NSCC number).

	-	Fund/Omnibus Account Number - Insurance Party's trading
		account number for the Fund.

	-	Insurance Party Fund Identification - The individual fund
		identifier on Insurance Party's system(s).

	- 	Indirect Insurance Party Identification - Insurance Party's
		alpha or numeric identifier for another party (e.g., a third party administrator) that holds the account information.

	- 	Insurance Party's alpha or numeric identifier for the plan
		(e.g., plan number).

	- 	Trade Date(s)

	- 	Transaction Type (e.g., purchase, redemption, transfer or
		exchange)

	- 	Dollar Amount

	- 	Security Identification (e.g., CUSIP)

	2.7(b)	The Fund and/or the Fund's designee shall not request any
information that is not identified above, unless (i) Insurance Party is otherwise required to provide such information under applicable law, or
(ii) Insurance Party and the Funds agree otherwise in writing.

	2.7(c)	Requests must set forth a specific period, not to exceed
ninety (90) days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

	2.7(d)	Unless otherwise directed by the Fund, the Insurance Party
agrees to provide the information specified above for each trading day on a quarterly report.

	2.7(e)	The Insurance Party or its designees agrees to transmit the
requested information that is on its books and records to the Fund and/or the Fund's designee promptly, but in any event not later than five business days, after receipt of a request. If the requested information is not on its books and records, the Insurance Party agrees to use reasonable efforts to:
(i) promptly obtain and transmit the requested information; (ii) obtain assurances from the accountholder that the requested information will be provided directly to the Funds promptly; or (iii) if directed by the Funds, block further purchases of Shares from such accountholder. In such instance, the Insurance Party agrees to inform the Funds whether it plans to perform
(i), (ii) or (iii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Funds should be consistent with the NSCC Standardized Data Reporting Format.

	2.7(f)	The Fund and its designees agree not to use the information
received under this section for any purpose other than is necessary to comply with the provisions of Rule 22c-2 and such other applicable laws, rules and regulations.

	2.8(a)	The Insurance Party agrees to execute written instructions
from the Funds to restrict or prohibit further purchases or exchanges of Shares by Clients and Plan participants that have been identified by the Funds as having engaged in transactions of Shares (directly or indirectly through your account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds. Instructions must include the TIN, if known , and the specific restriction(s) to be executed . If the TIN is not known, the instructions must include an equivalent identifying number of the Clients or Plan participants or the related account(s) or other agreed upon information to which the instruction relates.

	2.8(b)	The Insurance Party agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions.

	2.8(c)	The Insurance Party will provide written confirmation to the
Funds and/or the Funds' designee that instructions have been executed. The Insurance Party agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

	2.9	If a participant initiates a transfer transaction in and out of the same fund within a 30 day period, for over $5,000, that participant will be restricted from trading any amount back into that fund for a period of 60 calendar days; this restriction will be applied to each individual transfer, not cumulative for time period. (Systematic transactions, such as automatic investments or withdrawals will not be restricted under this policy).

	2.10	Insurance Party represents and warrants that all orders for
the purchase and sale of Fund shares submitted to the Fund for execution at a price based on the net asset value per share ("NAV") of the Fund's Designated Portfolios next computed after receipt by the Insurance Party on a particular business day, will have been received in good order by the Insurance Party prior to the time as of which the Fund calculates its NAV on that business day, as disclosed in the prospectus for the pertinent Designated Portfolio (the "trading deadline"), in accordance with Rule 22c-1 under the 1940 Act (subject only to exceptions as permitted under Rule 22c-1(c) under the 1940 Act, respecting initial purchase payments on variable annuity contracts, and to the established administrative procedures of the Insurance Party as described under Rule 6e-3(T), paragraph (b)(12)(iii) under the 1940 Act respecting premium processing for variable life insurance contracts).

	2.11	The Fund may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of the shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Fund (the "Board"), deemed necessary, desirable or appropriate. Without limiting the foregoing, it has been determined that there is a significant risk that the Fund and its shareholders may be adversely affected by short-term or excessive trading activity, particularly activity used to try and take advantage of short-term swings in the market. Accordingly, the Fund reserves the right to reject any purchase order, including those purchase orders with respect to shareholders or accounts whose trading has been or may be disruptive to the Fund or that may otherwise adversely affect the Fund. Insurance Party agrees to use its reasonable best efforts to render assistance to, and to cooperate with, the Fund to achieve compliance with the Fund's policies and restrictions on short-term or excessive trading activity as they may be amended from time to time, or to the extent required by applicable regulatory requirements.

	2.12.	The Fund represents and warrants that Designated Portfolio(s)
shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

	2.13.	The Fund and Adviser agree to comply with applicable
provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

	2.14.	 The Fund represents and warrants that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the Fund's Prospectus and any Applicable Law. The Fund and Distributor represent and warrant that they will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with all Applicable Law. The Fund and Distributor shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by Applicable Law. In the event of a law change, the Fund agrees that it may (in its sole discretion) take any action required by a law change.

	2.15.	The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

	2.16	The Adviser represents and warrants that it is and shall
remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Vermont and any applicable state and federal securities laws.

	2.17.	The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Vermont and any applicable state and federal securities laws.

	2.18.	The Fund and the Adviser represent and warrant that all of
their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

	2.19.	The Fund will provide the Insurance Party with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with the Insurance Party in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Fund agrees to share equitably in expenses incurred by the Insurance Party as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule C attached hereto and incorporated herein by reference.

ARTICLE III.  	Prospectuses and Proxy Statements; Voting

	3.1.	If applicable state or federal laws or regulations require
that prospectuses for the Fund be distributed to all Contract owners, then at least annually, the Adviser or Distributor shall provide the Insurance Party with as many copies of the Fund's current prospectus for the Designated Portfolio(s) as the Insurance Party may reasonably request for marketing purposes (including distribution to Contract owners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule C hereof. If requested by the Insurance Party in lieu thereof, the Adviser, Distributor or Fund shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for the Insurance Party once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund's prospectus for the Designated Portfolio(s) printed together in one document. The Fund, Adviser and the Insurance Party agree that in the future, they will reasonably discuss having the Funds provide a prospectus or summary prospectus for the Designated Portfolio(s) that describes only the Designated Portfolio(s) and not name or describe any other portfolios or series that may be in the Fund, unless required by law. Should the Insurance Party determine that they will make the prospectuses available in an electronic format, the Fund, Adviser or Distributor, as applicable agree to assist the Insurance Party in obtaining the required information from EDGAR and the expenses associated with this form of distribution will be borne in accordance with Schedule C hereof.

	3.2.	If applicable state or federal laws or regulations require
that the Statement of Additional Information ("SAI") for the Fund be distributed to all Contract owners, then the Fund, Distributor and/or the Adviser shall provide the Insurance Party with copies of the Fund's SAI or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Insurance Party may reasonably require to permit timely distribution thereof to Contract owners. The Adviser and/or the Fund shall also provide SAIs to any Contract owner or prospective owner who requests such SAI from the Fund (although it is anticipated that such requests will be made to the Insurance Party).

	3.3.	The Fund, Distributor and/or Adviser shall provide the
Insurance Party with copies of the Fund's proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Insurance Party may reasonably require to permit timely distribution thereof to Contract owners, as required by law.

	3.4.	It is understood and agreed that, except with respect to
information regarding the Insurance Party provided in writing by that party, the Insurance Party is not responsible for the content of the prospectus or SAI for the Designated Portfolio(s).

	3.5.	If and to the extent required by law the Insurance Party
shall:
		(i)	solicit voting instructions from Contract owners;

		(ii)	vote the Designated Portfolio(s) shares held in the
			SYMETRA LIFE Accounts in accordance with instructions received from Contractowners: and

		(iii)	vote Designated Portfolio shares held in the SYMETRA
			LIFE Accounts for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Party reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

	3.6	The Fund will comply with all provisions of the 1940 Act
requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV.	Sales Material and Information

	4.1.	The Insurance Party shall furnish, or shall cause to be
furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that the Insurance Party develops or proposes to use and in which the Fund (or a Portfolio thereof), its Adviser or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund objects to such use within five (5) Business Days after receipt of such material. Any approval on sales literature or other promotional material that the Insurance Party develops or uses shall be in effect for one year so long as such disclosure regarding the Fund or Distributor is the same as used in the approved piece. The Insurance Party shall furnish to the Fund or its designee any sales material or other promotional material with differing
disclosure for approval.   In addition, Insurance Party may prepare such
materials based on performance information supplied by third party information providers (e.g., Lipper, Morningstar).

	4.2.	The Insurance Party shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Adviser, except with the permission of the Fund, Distributor or Adviser.

	4.3.	The Fund, the Distributor or the Adviser shall furnish, or
shall cause to be furnished, to the Insurance Party, a copy of each piece of sales literature or other promotional material in which the Insurance Party and/or the SYMETRA LIFE Accounts, are named at least ten (10) Business Days prior to its use. No such material shall be used if the Insurance Party objects to such use within five (5) Business Days after receipt of such
material.    Any approval on sales literature or other promotional material that the Fund develops or uses shall be in effect for one year so long as such disclosure regarding the Insurance Party is the same as used in the approved piece. The Fund shall furnish to the Insurance Party or its designee any sales material or other promotional material with differing disclosure for approval.

	4.4.	The Fund and the Adviser shall not give any information or
make any representations on behalf of the Insurance Party or concerning the Insurance Party, the SYMETRA LIFE Accounts, or the Contracts other than the information or representations contained in the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Insurance Party or their designee, except with the permission of the Insurance Party.

	4.5.	Upon request, the Fund will provide to the Insurance Party at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s), contemporaneously with the filing of such document(s) with the SEC or FINRA or other regulatory authorities.

	4.7.	Upon request, the Insurance Party will provide to the Fund at least one complete copy of all sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the SYMETRA LIFE Accounts, contemporaneously with the filing of such document(s) with the SEC, FINRA, or other regulatory authority.

	4.8.	For purposes of Articles IV and VII, the phrase "sales
literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

	4.9.	At the request of any party to this Agreement, each other
party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

ARTICLE V.  	Fees and Expenses

	5.1.	The Fund and the Adviser will pay certain fees in accordance with Schedule D hereof. In addition, the parties will bear certain expenses in accordance with Schedule C, as well as Articles III and V hereof.

	5.2.	All expenses incident to performance by the Fund, Distributor and the Adviser under this Agreement shall be paid by the appropriate party, as further provided in Schedule C. The Fund shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

	5.3.	The parties shall bear the expenses of routine annual
distribution (mailing costs) of the Fund's prospectus and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by the Insurance Party, which may be required by law, in accordance with Schedule C.

	5.4. 		The Fund, the Distributor and the Adviser acknowledge
that a principal feature of the Contracts is the Contract owner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract's cash value between funds and portfolios. The Fund and the Adviser agree to cooperate with the Insurance Party in facilitating the operation of the SYMETRA LIFE Accounts and the Contracts as described in the prospectus for the Contracts, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds subject to section 2.6 hereof.

ARTICLE VII.   Diversification and Qualification

	6.1.	The Fund, Distributor and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation [section sign]1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VII by the Fund, it will take all reasonable steps (a) to notify the Insurance Companies of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation [section sign]1.817-5.

	6.2	The Fund, the Distributor and the Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (hereinafter the "Code"), and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

	6.2.	The Fund, Distributor or Adviser will notify the Insurance
Party immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Subchapter M qualification requirements or might not so comply in the future.

	6.3.	Without in any way limiting the effect of Sections 7.2, 7.3
and 7.4 hereof and with out in any way limiting or restricting any other remedies available to the Insurance Party, the Adviser or Distributor will pay all reasonable costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Section 6.1 hereof.

	6.4.	The Fund at the Fund's expense shall provide the Insurance
Party or its designees with reports certifying compliance with the aforesaid Subchapter M qualification requirements; provided, however, that providing such reporting does not relieve the Fund of its responsibility for such compliance or of its liability for any non-compliance.

Article VII. POTENTIAL CONFLICTS

	7.1	 The Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the variable Contract owners of participating insurance company separate accounts investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities;
(c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Fund are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different participating insurance companies; or (f) a decision by a participating insurance company to disregard voting instructions of variable contract owners.

	7.2	The Insurance Party will report any potential or existing
conflicts to the Board. The Insurance Party will also inform the Board whenever Contract owner voting instructions are disregarded by the Insurance Party. These responsibilities will be carried out with a view only to the interests of the Contract owners.

	7.3	If a majority of the Board or a majority of its disinterested trustees determines that a material irreconcilable conflict exists, affecting the Insurance Party, the Insurance Party, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the SYMETRA LIFE Accounts from the Fund or any Designated Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Designated Portfolio of the Fund or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable contract owners of one or more participating insurance companies) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of the Insurance Party's decision to disregard Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Insurance Party may be required, at the election of the Fund, to withdraw its SYMETRA LIFE Accounts' investment in the Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Contract owners.

	For the purposes of this Section 7.3, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund or Adviser (or any other investment adviser of the Fund) be required to establish a new funding medium for any Contract. Further, the Insurance Party shall not be required by this Section 7.3 to establish a new funding medium for any Contract if any offer to do so has been declined by a vote of a majority of Contract owners materially affected by the irreconcilable material conflict.

	7.4	The Board's determination of the existence of a material
irreconcilable conflict and its implications shall be made known promptly and in writing to the Insurance Party.

	7.5	No less than annually, the Fund will request from the
Insurance Party such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by these Conditions. Such reports, materials, and data shall be requested more frequently if deemed appropriate by the Board.

ARTICLE VIII.      Indemnification

	8.1.	Indemnification by the Insurance Party

	8.1(a).	Insurance Party agrees to indemnify and hold harmless the
Fund, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Insurance Party) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements:

	(i)	arise out of or are based upon any untrue statements or
		alleged untrue statements of any material fact contained in the Contracts or any registration statement, prospectus, sales literature or other promotional material for the Contracts
		(or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Party by or on behalf of the Adviser or Fund for use in the Contracts or any registration statement, prospectus, sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

	(ii)	arise out of or as a result of statements or representations
		(other than statements or representations contained in sales literature or other promotional material of the Fund not supplied by the Insurance Party or persons under its control) or wrongful conduct of the Insurance Party or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

	(iii)	arise out of any untrue statement or alleged untrue statement
		of a material fact contained in sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Insurance Party; or

	(iv)	arise as a result of any failure by the Insurance Party to
		provide the services and furnish the materials under the terms of this Agreement; or

	(v)	arise out of or result from any material breach of any
		representation and/or warranty made by the Insurance Party in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Party,

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

	8.1(b). Insurance Party shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

	8.1(c). Insurance Party shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Insurance Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify such Insurance Party of any such claim shall not relieve such Insurance Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Insurance Party has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified
Party, Insurance Party shall be entitled to participate, at its own expense, in the defense of such action. Insurance Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Insurance Party to such party of the Insurance Party's election to assume the defense thereof, the Indemnified
Party shall bear the fees and expenses of any additional counsel retained by it, and Insurance Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independent ly in connection with the defense thereof other than reasonable costs of investigation.

	8.1(d).	The Indemnified Parties will promptly notify the Insurance
Party of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

	8.2.	Indemnification by the Adviser

	8.2(a). The Adviser agrees to indemnify and hold harmless the Insurance Party and its directors and officers and each person, if any, who controls the Insurance Party within the meaning of Section 15 of the 1933
Act (collectively, the "Indemnified Party" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Party may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

	(i)	arise out of or are based upon any untrue statement or alleged
		untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of the Insurance Party for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

	(ii)	arise out of or as a result of statements or representations
		(other than statements or representations contained in sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

	(iii)	arise out of any untrue statement or alleged untrue statement
		of a material fact contained in sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Party by or on behalf of the Adviser, the Distributor or the Fund; or

	(iv)	arise as a result of any failure by the Fund, the Distributor
		or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

	(v)	arise out of or result from any material breach of any
		representation and/or warranty made by the Fund, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Fund; or

	(vi)	arise out of or result from the incorrect or untimely
		calculation or reporting by the Fund, the Distributor or the Adviser of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VII hereof.

	8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Party.

	8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice.
In case any such action is brought against the Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

	8.2(d). Each of the Parties agrees to promptly notify the other parties of the commencement of any litigation or proceedings against it or any of its respective officers or directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Contracts, the operation of the SYMETRA LIFE Accounts or the sale or acquisition of Fund shares.

	8.3.	Indemnification by the Fund

	8.3(a). The Fund agrees to indemnify and hold harmless the Insurance Party and its directors and officers and each person, if any, who controls the Insurance Party within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

	(i)	arise as a result of any failure by the Fund to provide the
		services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

	(ii)	arise out of or result from any material breach of any
		representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

	8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

	8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

	8.3(d). Insurance Party agrees to promptly notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the SYMETRA LIFE Accounts, or the sale or acquisition of shares of the Fund.

8.4.	Indemnification by the Distributor

	8.4(a).	The Distributor agrees to indemnify and hold harmless the
Insurance Party and its directors and officers and each person, if any, who controls the Insurance Party within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.4) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

	(i)	arise out of or are based upon any untrue statement or alleged
		untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, Adviser or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or Fund by or on behalf of the Insurance Party for use in the registration statement or SAI or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

	(ii)	arise out of or as a result of statements or representations
		(other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund, the Distributor or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

	(iii)	arise out of any untrue statement or alleged untrue statement
		of a material fact contained in a registration statement, prospectus, SAI, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Party by or on behalf of the Adviser, the Distributor or Fund; or

	(iv)	arise as a result of any failure by the Fund, Adviser or
		Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

	(v)	arise out of or result from any material breach of any
		representation and/or warranty made by the Fund, Adviser or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Adviser or Distributor; or

	(vi)	arise out of or result from the incorrect or untimely
		calculation or reporting by the Fund, the Adviser or the Distributor of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VII hereof.

	8.4(b).	The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

	8.4(c)	The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

	8.4(d) Insurance Party agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the SYMETRA LIFE Accounts.

ARTICLE IX.  	Applicable Law

	9.1.	This Agreement shall be construed and the provisions hereof
interpreted under and in accordance with the laws of the State of Washington, without regard to the Washington conflict of laws provisions.

	9.2.	This Agreement shall be subject to the provisions of the 1933,
1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.	Termination

	10.1.	This Agreement shall terminate:

		(a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon 60 days advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six
		(6) months following the date of this Agreement; or

		(b) at the option of the Insurance Party by written notice to the other parties with respect to any Portfolio based upon the Insurance Party's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

		(c) at the option of the Insurance Party by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/ or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Insurance Party; or

		(d) at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against the Insurance Party by the FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Insurance Party's duties under this Agreement or related to the sale of the Contracts, the operation of any SYMETRA LIFE Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings may have a material adverse effect upon the ability of the Insurance Party to perform its obligations under this Agreement; or

		(e) at the option of the Insurance Party in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Insurance Party reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings may have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

		(f) at the option of either the Fund, the Distributor or the Adviser, if (i) the Fund, the Distributor or Adviser, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that the Insurance Party has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Insurance Party's ability to perform its obligations under this Agreement, (ii) the Fund, the Distributor or Adviser notifies the Insurance Party of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Insurance Party and any other changes in circumstances since the giving of such a notice, the determination of the Fund, the Distributor or Adviser shall continue to apply on the sixtieth
		(60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

		(g)	at the option of the Insurance Party, if (i) the
		Insurance Party shall determine, in its sole judgment reasonably exercised in good faith, that the Fund, the Distributor or Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's, Distributor's or Adviser's ability to perform its obligations under this Agreement, (ii) the Insurance Party notifies the Fund, Distributor or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund, Distributor or Adviser and any other changes in circumstances since the giving of such a notice, the determination of the Insurance Party shall continue to apply on the sixtieth
		(60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

		(h)	at the option of the Fund, if the Contracts cease to
		qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify. Termination shall be effective thirty (30) days after receipt of notice to the Insurance Party; or

		(i)	at the option of the Fund, if the Contracts are not
		registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective thirty (30) days after notice to the Insurance Party; or

		(i) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in 10.1(a)-(g); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.

	10.2.	Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

		(a) in the event any termination is based upon the provisions of Section 10.1(a), 10.1(f), 10.1(g) or 10.1(i) of this
		Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

		(b) in the event any termination is based upon the provisions of Section 10.1(d) or 10.1(e) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

		(c) in the event any termination is based upon the provisions of Section 10.1(b) or 10.1(c), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

	10.3.	Effect of Termination. Notwithstanding any termination of this
Agreement, the Fund, the Distributor and the Adviser shall, at the option of the Insurance Party, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts.

	10.3.	Surviving Provisions.  Notwithstanding any termination of this
Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XI.	Notices

	Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to SYMETRA LIFE:

	Symetra Life Insurance Company
	777 108th Ave NE, Suite 1200
	Legal SC-11
	Bellevue, WA 98004

	Attn:	 Legal Counsel

If to the Fund:

	Sentinel Variable Products Trust
	One National Life Drive
	Montpelier VT 05604

	Attention:  Lisa Muller


If to the Adviser:

	Sentinel Asset Management, Inc.
	One National Life Drive
	Montpelier VT 05604

	Attention:  Lisa Muller


If to the Distributor:

	Sentinel Financial Services Company
	One National Life Drive
	Montpelier VT 05604


	Attention: Lisa Muller

ARTICLE XII.  Miscellaneous

	12.1.	Subject to the requirements of legal process and regulatory
authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

	12.2.	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

	12.3.	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

	12.4.	If any provision of this Agreement shall be held or made
invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

	12.5.	Each party hereto shall cooperate with each other party and
all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such other party and authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Washington Insurance Commissioner(s) with any information or reports in connection with services provided under this Agreement which such Commissioner may reasonably request in order to ascertain whether the variable life insurance or annuity operations of SYMETRA LIFE are being conducted in a manner consistent with the applicable state's applicable laws or regulations.

	12.6.	The rights, remedies and obligations contained in this
Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

	12.7.	This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

	12.8.	Insurance Party is hereby expressly put on notice of the
limitation of liability as set forth in the Declarations of Trust of the Fund and agrees that the obligations assumed by the Fund, the Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the Fund, Distributor and Adviser and their respective assets, and the Insurance Party shall not seek satisfaction of any such obligation from the shareholders, officers, employees or agents of the Fund, Distributor or Adviser, except to the extent permitted under this Agreement.

	12.9.	The Fund, the Distributor and the Adviser agree that the
obligations assumed by Insurance Party pursuant to this Agreement shall be limited in any case to the Insurance Party and its assets and neither the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of the Insurance Party, the directors, officers, employees or agents of the Insurance Party, except to the extent permitted under this Agreement.

	12.10.	No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser, the Distributor and the Fund.

	12.11. None of the parties hereto shall be liable to the other for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability due to any failure, delay or interruption in performing its obligations under this Agreement, and without the fault or negligence of such party, due to causes or conditions beyond its control including, without limitation, labor disputes, strikes (whether legal or illegal), lock outs (whether legal or illegal), civil commotion, riots, war and war-like operations including acts of terrorism, embargoes, epidemics, invasion, rebellion, hostilities, insurrections, explosions, floods, unusually severe weather conditions, earthquakes, military power, sabotage, governmental regulations or controls, failure of power, fire or other casualty, accidents, national or local emergencies, boycotts, picketing, slow-downs, work stoppages, acts of God or natural disasters, provided that such failure or delay was not capable of mitigation pursuant to a prudent business continuity, disaster recovery or similar program.

	IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

				SYMETRA LIFE INSURANCE COMPANY

				By its authorized officer,

				By: Daniel R. Guilbert
				   _____________________________						Title:	Executive Vice President
				Date:


				Sentinel Variable Products Trust

				By its authorized officer,

				By:______________________________
				Title:
				Date:

				Sentinel Asset Management, Inc

				By its authorized officer,

				By:____________________________
				Title:
				Date:

				Sentinel Financial Services Company

				By its authorized officer,

				By:____________________________
				Title:
				Date:

                                 SCHEDULE A

DESIGNATED PORTFOLIOS

SVPT's (Small Company (75), Bond (74) and Common Stock (78)

                                 SCHEDULE B

                             SEPARATE ACCOUNTS


SYMETRA LIFE Account(s)
-----------------------

Resource Variable Account B
Symetra Separate Account VL (unregistered)

                                 SCHEDULE C

                                  EXPENSES

The Fund and/or Adviser, and the Insurance Party ("SYMETRA LIFE" in this Schedule C) will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below.

							Party			Party
							Responsible for		Responsible
Item		Function				Coordination	  	for Expense
-----------------------------------------------------------------------------------------------
Mutual Fund 	Printing of combined prospectuses, or	SYMETRA LIFE		Fund or Adviser,
Prospectus	compiling of electronic prospectus, if 		 		as applicable
		needed in the future
------------------------------------------------------------------------------------------------
		Fund or Adviser shall supply 		SYMETRA LIFE		Fund or Adviser,
		SYMETRA LIFE with such numbers of the 				as applicable
		Designated Portfolio(s) prospectus(es)
		as SYMETRA LIFE shall reasonably
		request
------------------------------------------------------------------------------------------------
		Distribution to New and Inforce Clients	SYMETRA LIFE		SYMETRA LIFE
------------------------------------------------------------------------------------------------
		Distribution to Prospective Clients	SYMETRA LIFE 		SYMETRA LIFE
------------------------------------------------------------------------------------------------
Mutual Fund 	If Required by Fund or Adviser		Fund or Adviser		Fund or Adviser
Prospectus
Update &
Distribution
------------------------------------------------------------------------------------------------
		If Required by SYMETRA LIFE		SYMETRA LIFE		SYMETRA LIFE
------------------------------------------------------------------------------------------------
Mutual Fund 	Printing				Fund or Adviser		Fund or Adviser
SAI
------------------------------------------------------------------------------------------------
		Distribution				SYMETRA LIFE		SYMETRA LIFE
------------------------------------------------------------------------------------------------
Proxy Material 	Printing if proxy required by Law	Fund or Adviser		Fund or Adviser
for Mutual
Fund:
------------------------------------------------------------------------------------------------
		Distribution to Contractowners 		SYMETRA LIFE		Fund or Adviser
		(including labor, if required) if
		proxy required by Law
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
		Printing & distribution if required 	SYMETRA LIFE		SYMETRA LIFE
		by SYMETRA LIFE
------------------------------------------------------------------------------------------------
Mutual Fund 	Printing of reports			SYMETRA LIFE		Fund or Adviser
Annual & Semi-
Annual Report
------------------------------------------------------------------------------------------------
		Distribution				SYMETRA LIFE		SYMETRA LIFE
------------------------------------------------------------------------------------------------
Other 		If Required by the Fund or Adviser	SYMETRA LIFE		Fund or Adviser
communication
to New and
Prospective
clients
------------------------------------------------------------------------------------------------
		If Required by SYMETRA LIFE		SYMETRA LIFE		SYMETRA LIFE
------------------------------------------------------------------------------------------------
Other 		Distribution (including labor and 	SYMETRA LIFE		Fund or Adviser
communication 	printing) if required by the Fund or
to inforce	Adviser
------------------------------------------------------------------------------------------------
		Distribution (including labor and  	SYMETRA LIFE		SYMETRA LIFE
		printing) if required by SYMETRA
		LIFE
------------------------------------------------------------------------------------------------
Errors in Share Cost of error to participants		SYMETRA LIFE		Fund or Adviser
Price
calculation
------------------------------------------------------------------------------------------------
		Cost of administrative work to 		SYMETRA LIFE		Fund or Adviser
		correct error
------------------------------------------------------------------------------------------------
Operations of 	All operations and related expenses,	Fund or Adviser		Fund or Adviser
the Fund	including the cost of registration
		and qualification of  shares, taxes
		on the issuance or transfer of shares,
		cost of management of the business
		affairs of the Fund, and expenses
		paid or assumed by the fund pursuant
		to any Rule 12b-1 plan
------------------------------------------------------------------------------------------------
</table

                                 SCHEDULE D

ADMINISTRATIVE SERVICES

A.	The Insurance Party, or a designated agent, will provide the properly
	registered and licensed personnel and systems needed for all customer servicing and support - for both fund and annuity information and questions - including:

	responding to Contract owner inquiries;
	delivery of prospectus - both fund and annuity;
	entry of initial and subsequent orders;
	transfer of cash to insurance company and/or funds;
	explanations of fund objectives and characteristics;
	entry of transfers between funds;
	fund balance and allocation inquiries;
	mail fund prospectus.

B.	The Insurance Party, or a designated agent, will communicate all
	purchase, withdrawal, and exchange orders it receives from its customers to each Designated Portfolio.

                        Administrative Service Fee

For the services, the Insurance Party or their affiliate shall receive a fee of 0.12% for first $25 million asset under management, and 0.15% for AUM in excess of $25 million assets under management per annum of the net asset value of shares of the Designated Portfolio(s) held in the SYMETRA LIFE Accounts, payable by the Adviser directly to the Insurance Party. Such fee shall be paid in arrears quarterly. Each quarter's fee shall be determined based on assets in the SYMETRA LIFE Accounts at the end of each quarter and each quarterly fee will be independent of every other quarterly fee. Such fee shall be due and payable automatically within 20 (twenty) days after the last day of the quarter to which such payment relates.

The Fund will calculate and the Insurance Party will verify the asset balance for each day on which the fee is to be paid pursuant to this Agreement with respect to each Designated Portfolio.